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Forest Laboratories, Inc.
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SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF FOREST LABORATORIES, INC. FOR USE AT ITS 2012 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF FOREST LABORATORIES, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.   INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE AMENDED PRELIMINARY PROXY STATEMENT FILED BY MR. ICAHN AND HIS AFFILIATES ON JULY 11, 2012 (THE “PRELIMINARY PROXY”).  EXCEPT AS OTHERWISE DISCLOSED HEREIN OR IN THE PRELIMINARY PROXY, THE PARTICIPANTS HAVE NO INTEREST IN FOREST LABORATORIES, INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, PAR VALUE $0.10 PER SHARE, OF FOREST LABORATORIES, INC., AS DISCLOSED IN THE PRELIMINARY PROXY.  THE PRELIMINARY PROXY IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

Forest Laboratories
Shareholder Presentation
July 2012

Disclaimer
Special note regarding this presentation
• This presentation includes information based on data found in filings with the SEC, independent industry publications and other sources. Although we believe that the data is reliable, we do not guarantee the accuracy or completeness of this information and have not independently verified any such information. We have not sought, nor have we received, permission from any third-party to include their information in this presentation.
• Many of the statements in this presentation reflect our subjective belief. Although we have reviewed and analyzed the information that has informed our opinions, we do not guarantee the accuracy of any such beliefs.
• Sections of this presentation refer to our track record of Board representation at Biogen Idec, ImClone Systems Inc., Genzyme
 Corporation, and Amylin Pharmaceuticals. We believe our experience at these companies was a success and resulted in an increase in shareholder value that benefited all shareholders. However, this success at these companies is not necessarily indicative of future results at Forest Laboratories if our nominees were to be elected to the Forest Laboratories Board of Directors.
• SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF
 PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF FOREST LABORATORIES, INC. FOR USE AT ITS 2012
 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING
 INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT
 AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF FOREST LABORATORIES, INC. AND WILL ALSO BE AVAILABLE AT NO
 CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.   INFORMATION RELATING TO THE
 PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE AMENDED PRELIMINARY PROXY STATEMENT FILED BY MR. ICAHN
 AND HIS AFFILIATES ON JULY 11, 2012 (THE “PRELIMINARY PROXY”).  EXCEPT AS OTHERWISE DISCLOSED HEREIN OR IN THE
 PRELIMINARY PROXY, THE PARTICIPANTS HAVE NO INTEREST IN FOREST LABORATORIES, INC. OTHER THAN THROUGH THE BENEFICIAL
 OWNERSHIP OF SHARES OF COMMON STOCK, PAR VALUE $0.10 PER SHARE, OF FOREST LABORATORIES, INC., AS DISCLOSED IN THE
 PRELIMINARY PROXY.  THE PRELIMINARY PROXY IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S
 WEBSITE AT HTTP://WWW.SEC.GOV.

Key Conclusions of Report

Key Conclusion	Pages
Today, We Believe Forest is in Crisis - CEO Solomon Was Wrong in the Past With His Overly Optimistic Predictions
Results: Forest’s stock is down 11% in the past 10 years and more than 50% from the peak - The company was completely unprepared for the Lexapro patent cliff since earnings are expected to decline by ~80% in FY13
7 - 10 22 - 23
We Are Very Concerned Solomon Will Be Wrong Again About His Currently Optimistic View of the Company’s Pipeline Since New Pipeline Drugs Have Missed Guidance 8 out of 11 Times in Past Several Years	24
The Current Strategy Is Not Expected to Offset Lost Revenues From the Lexapro Patent Cliff (~$1 B Shortfall in FY13) and Not Projected to
Offset Namenda ($1.4 B in FY12) Patent Cliff in FY16 - We are concerned the current Board will permit Solomon to risk the company’s cash to make up for the projected shortfall
19 - 23
We Believe Strategic Flaws Have Caused Lack Of Focus & Cost Inefficiency	25 - 28
Weak History of Capital Allocation Causes Us to Fear Future Uses for Forest’s $3.2 B of Cash	29 - 31
We Believe at Least 50% (5 of 10) of Board Lacks Independence Including Presiding “Independent” Director	33
Flawed Compensation Policies Have Enriched CEO & Others; Chair of Compensation Committee Still in Role	34 - 35
CEO Has Had Well-Timed Stock Sales Including While Company Repurchased Stock	36 - 38
CEO Solomon’s Son, After Only 5 Years at Forest, Was Promoted and Given Significant Responsibility for Business Development and Strategic
Planning; We Believe He Is Significantly Responsible for the Company’s Current Predicament; Despite His Failures, He Has Been Promoted to
SVP Business Development and Strategic Planning and He Is Now a Candidate for CEO; How Can a Board that Calls Itself “Strong &
Independent” Be Responsible For This?
39 - 40
We Believe Management Has Not Delivered On Its Word	42
If Solomon is Wrong Again as it Appears to Us He Will Be Based On Disappointing Results of Current Pipeline Drugs, It Will Be Devastating for
the Company. To Avoid This Outcome, We Believe A Strong & Truly Independent Board Which Will Hold Management Accountable Is
Extremely Necessary.
24 54 - 58
Icahn’s Track Record of Board Representation in Biopharma Shows an Impressive Creation of Shareholder Value and Is Well Aligned With All Shareholders	59 - 60

Presentation Summary
• We believe Change is Needed as the Board has overseen:
 – significant stock underperformance (p. 7 - 11) and massive destruction of value (p. 12)
 – an inadequate and flawed company strategy (p. 15 - 28)
 – significant corporate waste and cost structure inefficiency (p. 27 - 28)
 – inefficient and ineffective deployment of capital (p. 29 - 31)
 – corporate governance failures (p. 32)
 • we believe that 50% of Board lacks independence (p.33)
 • CEO Solomon’s Son, After Only 5 Years at Forest, Was Promoted and Given Significant Responsibility for Business Development
 and Strategic Planning; We Believe He Is Significantly Responsible for the Company’s Current Predicament; Despite His
 Failures, He Has Been Promoted to SVP Business Development and Strategic Planning and He Is Now a Candidate for CEO; How
 Can a Board that Calls Itself “Strong & Independent” Be Responsible For This? (p. 39 - 40)
• We believe we Have a Viable Plan for Change (p. 44 - 51)
• We believe we Will Help Generate Change (p. 53 - 58) superior to existing Board based on:
 – highly relevant experience in all aspects of biopharmaceuticals and related areas necessary for success in this new era of reimbursement and cost effectiveness
 – greater independence
 – fresh perspectives from outside of Forest
 – better alignment with shareholders; track record of outperformance in biopharma (p. 59 - 60)
 – consistent accountability

Company Background
• Founded in 1956 - Howard Solomon has been CEO since 1977
• Develops, manufactures and markets drugs with sales derived primarily from neurology
• FY12A total revenues of $4.6 B; FY13E total revenues of $3.3
 B; FY16E total revenues of $3.7 B
• Lexapro for depression/anxiety was ~49% of FY12 product
 sales; Lost patent protection in FY12
• Namenda for Alzheimer’s was ~32% of FY12 product sales;
 Loses patent protection in 2015
• “Next Nine” pipeline drugs represent nine new drugs
 launching from 2008 - 2013
Source: Company documents; Analyst Estimates; Forest’s fiscal year (FY) end is March 31st

Why We Believe Meaningful &
Sustainable Change is Needed at
Forest Labs

Forest’s Stock Has
Underperformed For 10 Years

Forest’s Stock Has
Underperformed For 5 Years

Forest’s Stock Has Underperformed
Against Most Measures For 3 Years
Notes: Data from 5/29/09 - 5/29/12 (the day before Icahn announced he may seek Board representation); excludes the benefits of dividends on total return; FRX = Forest Labs; DRG = AMEX Pharmaceutical Index; Large Pharma: AstraZeneca, Eli Lilly, Pfizer, Bristol-
Myers, Merck, Glaxo; Specialty Pharma: Valeant, Teva, Shire, Endo, Allergan; Blended Index (equal-weighted): Large Pharma +
Specialty Pharma; FRX Self-Comp Index (chosen as comps in proxy): AGN, BIIB, CELG, ENDP, GILD, MYL, PRGO, WPI, HSP, WCRX

Forest’s Stock Has Underperformed
Against Most Measures For 1 Year
Notes: Data from 5/29/11 - 5/29/12 (the day before Icahn announced he may seek Board representation); excludes the benefits of dividends on total return; FRX = Forest Labs; DRG = AMEX Pharmaceutical Index; Large Pharma: AstraZeneca, Eli Lilly, Pfizer, Bristol
-Myers, Merck, Glaxo; Specialty Pharma: Valeant, Teva, Shire, Endo, Allergan; Blended Index (equal-weighted): Large Pharma +
Specialty Pharma; FRX Self-Comp Index (chosen as comps in proxy): AGN, BIIB, CELG, ENDP, GILD, MYL, PRGO, WPI, HSP, WCRX

…And It Hasn’t Gotten Better Since
Last Year’s Annual Meeting
Notes: Data from 8/18/11 - 5/29/12 (the day before Icahn announced he may seek Board representation); excludes the benefits of dividends on total return; FRX = Forest Labs; DRG = AMEX Pharmaceutical Index; Large Pharma: AstraZeneca, Eli
Lilly, Pfizer, Bristol-Myers, Merck, Glaxo; Specialty Pharma: Valeant, Teva, Shire, Endo, Allergan; Blended Index (equal-
weighted): Large Pharma + Specialty Pharma

Share Buyback Masked True Extent of
Value Destruction Over 10 Years
Source: Company documents; all data measured from fiscal YE02 to fiscal YE12; Enterprise value = Market
Cap + Debt-Cash

While Shareholders Lost Billions of
Dollars, CEO Solomon Made A Fortune
Paid Over $80 MM
Sold Stock Worth $572 MM;
Ownership Reduced by 82%
Source: Company documents

Management Claims it Has Done a Great Job
Then,
(1)Why has the stock underperformed its peer indices
 for 1, 3, 5 and 10 years?
And,
(2) Why has so much value been destroyed during that
 same period of time?
We believe the answer is:
Strategic Failure by the Management & Board

We Believe Forest Had an Inadequate & Flawed
Strategy That Destroyed Shareholder Value
• Inadequate Strategy: Management and the Board implemented a strategy that we believe was inadequate to offset declining revenues and profits due to generic competition for Lexapro and Namenda
 – The strategy was implemented too late even though there was plenty of time to prepare
 – An increasing amount of capital has had to be put at risk for each product
 – In spite of all the capital used, a massive amount of value was destroyed
 – Pipeline planning to offset lost revenues was insufficient
 – Revenues from “Next Nine” drug launches have missed company guidance
 – Revenues & profits are expected to remain depressed for the foreseeable future
• Flawed Strategy: We believe the “opportunistic” strategy has caused business development & Forest’s pipeline to become highly unfocused
 – Lack of company expertise and critical mass in specific areas
 – Sales rep productivity has declined and is below specialty pharma peers
 – Loss of cost synergies within sales and marketing, G&A as well as R&D
Source: Company documents; Analyst estimates

Management Had Plenty of Time to Prepare
For the Patent Cliff, But Started Too Late
Source: Company documents and analyst estimates
Note: Peer specialty pharmaceutical companies consist of Valeant, Teva, Shire, Endo, Warner Chilcott & Allergan ; Peer
large pharmaceutical companies consist of AstraZeneca, Eli Lilly, Pfizer, Bristol, Merck, Glaxo, Sanofi-Aventis
Management/Board underinvested in R&D for
several years forcing them to try to “catch up”
later. Depending on the stage of development
that a product is licensed, clinical development of
a single drug can take up to 10 years
Loss of
Lexapro
patent

More Capital Had to be Put at Risk to
Obtain Each Additional Product
Source: Company documents
Notes: Capital at-risk is calculated for each product based on up-front payments + acquisition payments; Each year is calculated based on a cumulative capital at-risk divided by the cumulative number of products

Despite All the Money Spent on Products,
Massive Value Has Been Destroyed
During the last 10 years,
Forest spent $8.3 B on R&D,
licensing/milestone payments
and product/rights
acquisitions. At the same
time, $7.9 B of Enterprise
Value was destroyed
During the last 5 years, Forest
spent more than $6.2 B on
R&D, licensing/rights
payments and product/rights
acquisitions. At the same
time, $8.3 B of Enterprise
Value was destroyed
Source: Company documents
Notes: Enterprise value is calculated from FY03 through FY12 (10 yrs) and from FY07 through FY12 (5 yrs)
Acquisitions of companies/product rights
Acquisitions of companies/product rights
R&D/licensing & milestones payments
R&D/licensing & milestones payments

It’s Hard For Us to See How the “Next Nine”
Drugs Will Fill the Revenue Holes
Source: Company documents
Notes: Combined product launch curves are measured for the combined drugs assuming that the 1st year is for the 1st product launched; additional launches are added as they occur
-$554 MM

Even If All Pipeline Drugs Were Successful, Sales
Probably Wouldn’t Have Been Enough in FY2013
Source: Company documents and analyst estimates; Tufts Center for the Study of Drug Development for average peak drug sales, average time to peak sales and average clinical development time by therapeutic class; FDAReview.org for probabilities of drug launch based on stage of development (phase I = 21%; phase II = 28%; phase III = 58% and NDA filed = 90%); SEE APPENDIX C
Using industry average peak sales
by therapeutic class, time to peak
sales by therapeutic class and
time in development by
therapeutic class, even
EXCLUDING the likelihood of
failure of some drugs in clinical
development, the sales potential
of drugs licensed by Forest since
2002 were well short of those
needed to offset the loss of the
Lexapro patent. Assuming
industry average drug
development failure rates, FY13
sales potential is about $650 MM
short of what was needed.

It Doesn’t Appear to Us That Pipeline
Planning for FY2016 Was Much Better…
Source: Company documents and analyst estimates; Tufts Center for the Study of Drug Development for average peak drug sales, average time to peak sales and average clinical development time by therapeutic class; FDAReview.org for probabilities of drug launch based on stage of development (phase I = 21%; phase II = 28%; phase III = 58% and NDA filed = 90%); SEE APPENDIX C

According to Analysts, Sales from “Next Nine” Pipeline
Products Not Projected to Offset Revenue Declines
Source: Company documents and analyst estimates; Quote from presentation filed by company during 2011 proxy contest
Note: Lexapro sales decline is measured from FY12; Namenda sales decline is measured from FY15; Contract Revenue decline is measured from FY13; Assumes ALL pipeline products are successfully launched
$960 MM
shortfall
“Management efforts over
the last eight years have
built Forest’s pipeline to
offset the Loss of Exclusivity
for these two drugs [Lexapro
& Namenda]…” - company
presentation filed with SEC (2011)
Revenues from the “Next
Nine” pipeline drugs are not
expected by analysts to be
enough to offset the effect
of generic competition to
Lexapro/ Namenda and lost
Benicar profits

Revenues Are Projected to Decline But Profits
Are Expected to Get Hit Even Harder
Source: Company documents and analyst estimates; Frank Perrier quote from Oct. 13, 2011
Total revenues are not expected by analysts
to regain the FY12 peak until after FY17
Even worse, net income is not expected by
analysts to regain the FY11 peak until well
after FY17
"We think we're in a good place in
managing the next two patent expirations
in Lexapro and Namenda…“ -- Frank Perier,
CFO Forest Labs
We don’t think being “in a good place in
managing the next two patent expirations”
means estimated net income should decline
by 75% from FY11 to FY16

While Forest Has Launched Multiple Products,
They Have Consistently Missed Guidance
Source: Company documents; company press releases for fiscal year end results, which provide next fiscal year product sales guidance; See APPENDIX A for actual sales guidance for each product

We Believe “Opportunistic” Business
Development Has Led to a Lack of Focus
TTP399
Dutogliptin
FY13 Sales: $0 MM
Linaclotide
FY13 Sales: $40 MM
GRT6005/6006
RGH-896
FY13 Sales: $0 MM
Teflaro
Avibactam
BC-3781
Faropenam
FY13 Sales: $58 MM
Daliresp
Colostin
Aclidinium
LAS100977
Oglemilast
FY13 Sales: $109 MM
Bystolic
Azimilide
Desmoteplase
FY13 Sales: $438 MM
Lexapro
Namenda
Viibryd
Cariprazine
Levomilnacipran
RGH-618
FY13 Sales: $2.0 B
Neurology
Cardiology
Diabetes
Respiratory
Pain
Other/Inflammation
Antibiotics
Gastrointestinal
Source: Company documents; Analyst estimates; BOLD RED = Failed Projects; BOLD BLACK = LAUNCHED PRODUCTS; Blue = In Development

We Believe Lack of Therapeutic Focus
is Hurting Sales Rep Productivity
Source: Company documents and analyst estimates
Note: Peer specialty pharmaceutical companies include Valeant, Shire, Endo & Allergan; other peers are not available in SEC filings; FRX operates on a March fiscal year (FY12 ended in March 2012), thus peer data is for most recent fiscal year, i.e. FY12 = FY11 for peers

We Believe Loss of Lexapro Sales Has Further Exposed
Massive Corporate Inefficiency & Lack of Cost Synergies
SG&A/Revenues (Forest vs. Peers)
Lack of Critical Mass
Source: Company documents and analyst estimates
Note: Peer specialty pharmaceutical companies include Valeant, Teva, Shire, Endo, Warner Chilcott & Allergan ; Peer large pharmaceutical companies include AstraZeneca, Eli Lilly, Pfizer, Bristol, Merck, Glaxo, Sanofi-Aventis
Loss of
Lexapro
patent
27
• With the loss of Lexapro sales
 due to generic competition, it
 has become very clear to us
 that SG&A is too high
• Without critical mass within
 specific therapeutic areas, the
 significant fixed costs
 associated with the addition
 of incremental sales reps
 creates cost inefficiency

Operating Margins Are Trending in the
Wrong Direction
Operating margins have been
and analysts expect them to
continue getting compressed as
SG&A and R&D as a percentage
of revenues increases
Source: Company documents; analyst estimates; FRX operates on a March fiscal year (FY12 ended in March 2012), thus peer data is for most recent fiscal year, i.e. FY12 = FY11 for peers
-26.4%

We Believe Management & Board Have a
Poor Track Record of Allocating Capital
Cash used for share repurchases
Cash used for licensing or acquiring products
Source: Company documents; 10 year values measured from YE 2002 through YE 2012; 5 Year values measured from YE07 through YE12; Enterprise Value = Market Cap + Debt - Cash
Cash used for share repurchases
Cash used for licensing or acquiring products
During the past 10 years as
$8.5 B of capital was
deployed for obtaining
products and repurchasing
shares, there was a decline
in enterprise value of $7.9 B
During the past 5 years as
$4.9 B of capital was
deployed for obtaining
products and repurchasing
shares, there was a decline
in enterprise value of $8.3 B

We Believe Management & Board Have Not
Efficiently Used Forest’s Balance Sheet
Management Is Not Efficiently
Using Leverage To Create Value
Source: Company documents and analyst estimates
Note: Peer spec pharmaceutical companies include Valeant, Teva, Shire, Endo, Warner Chilcott & Allergan ; Peer large pharmaceutical companies include AstraZeneca, Eli Lilly, Pfizer, Bristol, Merck, Glaxo, Sanofi-Aventis

We Are Concerned About How Management
May Use the Cash Given Its Track Record
• Given its history of destroying significant value during the last 10 years, we are very concerned about how management may choose to use the company’s $3.2 B of cash
• Because of the current & projected revenue shortfalls from generic competition, we believe management may “swing for the fences”
• Analysts do not believe what they have in the pipeline is enough and therefore may need to do acquisitions:
 – “The pipeline, as currently constituted, is not nearly enough to replace the lost revenue from losing Lexapro and Namenda to generics.” --
 David Amsellem of Piper Jaffray
 – “I don’t think what they have in their pipeline is enough . At some point, you’re going to see them use that balance sheet” - Gary
 Nachman of Susquehanna

Source: Company documents; SEC filings; quotes from Bloomberg article from July 6, 2012

We Remain Concerned About Corporate
Governance Issues
• At least 50% of the Board continues to lack true independence, in our opinion
 – The Presiding “Independent” Director (Kenneth Goodman) lacks true independence yet he still remains in this important role
 – The Chair of the Compensation Committee (Dan Goldwasser) who oversaw seriously flawed compensation policies inexplicably remains in place
• The CEO (Howard Solomon) has had extremely fortunate timing on large sales of stock
• The CEO succession plan seems to include the CEO’s son but doesn’t appear to us to equitably include external candidates
• Promotion of CEO’s son to crucial role as head of Strategic Planning despite relative inexperience in the area
• The Company has had $423 MM of legal settlements including a guilty plea to a felony charge of obstruction of justice

Source: Company documents; SEC filings

We Believe At Least 50% of the Board Continues to
Lack True Independence (5 out of 10 Directors)
Source: Company documents

Compensation Policies Have Been
Flawed But Chairman Remains at Helm
• Chair of Compensation Committee (Dan Goldwasser - Board member for 35 years) presided over serious problems related to compensation policy
• Policy changes during the last year confirm these problems
 – Vesting schedules of equity awards were too short, not linked to performance and favored the CEO
 – The Compensation Committee had not previously engaged an independent compensation consultant
 – The Chair of the Committee chose the peer group for comparison purposes
 – The Chair circulated a report of factors he believed were relevant to determining compensation including a report prepared directly by management
 – Compensation was not linked to pre-determined performance measures
 – There were no stock ownership requirements
• Then, why is Dan Goldwasser still Chair of the Compensation
 Committee given these problems with compensation policy?
Source: Company documents

CEO’s Preferential Option & Stock
Vesting Schedule

Source: 2011 proxy statement; CEO = Howard Solomon; CFO = Frank Perier; CCO (chief commercial officer) = Elaine Hochberg

Fortunately Timed Stock Sales by CEO

Nov ‘04: CEO Solomon sold 2.5
MM shares at $43.26 per share
for proceeds of $108.2 MM
Feb ‘07: CEO Solomon sold 4.3
MM shares at $52.60 per share
for proceeds of $226.2 MM
Source: SEC filings; three largest sales by CEO during period

“Our financial performance for
the remainder of the fiscal year
ending March 31, 2004 should
result in earnings per share for
the year at the high end of our
previously issued guidance
[$1.92]. Regarding fiscal 2005
EPS, we continue to project a
range of $2.30 - $2.50.” - Jan 20,
2004
CEO Howard Solomon sells 1.3
MM shares at $74.85 for
proceeds of $97.3 MM from
2/11/04 - 2/17/04
“Forest Laboratories
to Exceed Fiscal 2005
Second And Third
Quarter Mean
earnings Per Share
Estimates” - Oct. 4,
2004
“All of our principal promoted
brands exhibited strong
growth…and we expect this
performance to continue in the
future…Given the underlying
strength…we are increasing our
projected EPS for the fiscal year
ending March 31, 2005 to at least
$2.70.” - Oct 18, 2004
“Forest Laboratories …has
revised its guidance for
diluted earnings per share
for the fiscal year ending
March 31, 2005 [to]
approximately $2.50.” - Nov
1, 2004
Fiscal Year ending
March 31, 2005 EPS
of $2.25
CEO Howard Solomon sells
2.5 MM shares at $43.26 for
proceeds of $108 MM from
11/8/04 - 11/17/04
Forest repurchases 13.8
MM shares during the 4th
quarter of 2004; it bought
2.3 MM in Nov. at an avg.
price of $37.64
Source: SEC filings; company press releases; Direct quotes from Howard Solomon

CEO Sells Stock Worth $226 MM All On One Day in
2007 And Says It Was For Estate Planning Purposes
CEO Howard Solomon sells 4.3 MM shares at
$52.60 for proceeds of $226 MM on 2/12/07;
Solomon states, “I have reached an age when it is
necessary for me to further an estate plan... These
share dispositions are being undertaken solely for
those purposes.”
“We are encouraged by both
the performance of our key
marketed products and by the
opportunities we currently
have in our development
pipeline...“ - CEO Howard
Solomon Jan 16, 2007
Source: SEC filings; company press releases

We Believe CEO Succession Is Long Overdue &
Should Equitably Include External Candidates
• Howard Solomon is currently 84 years old, has been CEO for 35 years and the government considered excluding Solomon from government contracts as recently as 1 year ago so succession planning is long overdue
• Instead of preparing for succession by reducing his responsibilities, CEO Solomon took on a larger role as President after COO Olanoff retired in 2010 and hasn’t yet relinquished the role
• David Solomon, CEO Howard Solomon’s son and still independent movie producer, has been promoted as an apparent contender for CEO, which we believe represents a significant conflict and may be setting the stage for the creation of a dynasty
• Other recent promotions of Hochberg, Taglietti, and Perier collectively oversaw the inadequate execution of the company ‘s flawed strategy, in our opinion
• Given potential conflicts, a lack of execution by internal candidates and the need for a fresh perspective, it is crucial for external candidates to be evaluated as well, in our opinion
Source: Company documents, company comments, press releases and analyst comments

CEOs Son Promoted to Key Role of
Strategic Planning
• Business development and strategic planning involve building the company’s pipeline for future growth
• In Forest’s case, because of the huge revenue holes being generated by the patent expirations of Lexapro and Namenda, which represent 80% of revenues, the role has outsized importance
• David Solomon, the CEOs son with a background as a movie producer and entertainment lawyer, was promoted into this crucial area just 5 years after joining Forest. And, he was promoted to become the Head of the division just 4 years later
• Because the company has not adequately offset the revenue shortfalls due to the patent cliffs, we believe he has failed in this role
• Therefore, we believe strategic failure of the company rests on his shoulders and the irresponsible actions of the Board and management which lead to his promotion

Poor Risk Management & Compliance Has
Resulted in $423 MM in Legal Settlements
• We do not see how Lester Salans, a Clinical Professor and physician, as
 Chair of the Compliance Committee has any qualifications as a compliance expert
• These payments may be representative of a lax culture and complacency at the Board level
• $313 MM related to doctor kickbacks, off-label promotion for children and obstructing an agency proceeding
• $65 MM related to making false and misleading statements with respect to anti-depression drugs
• $25 MM for securities claims against Forest and certain officers
• $20 MM for a patent infringement suit related to Lexapro
• $100 MM gender discrimination class action filed recently
Source: Company documents

We Do Not Believe Management Has
Delivered on Its Word
What They Said …	What Happened …
Management said, they were “in a good place in managing the next two patent expirations in Lexapro and Namenda…“ -- Frank Perrier, CFO quote from Oct. 13, 2011	FY13 guidance was for revenues to decline by more that $1 B from FY12 and EPS to decline by almost 80% and almost $3 from FY12
“Management efforts over the last eight years have built Forest’s pipeline to offset the Loss of Exclusivity for these two drugs [Lexapro & Namenda]…” -
Company presentation filed during 2011 proxy contest
Pipeline product sales have missed initial annual company guidance 8 out of 11 times. Sales from pipeline products will fall ~$1 B short of “offsetting…these two drugs” during FY13.
Management said that FY13 EPS would not be less than $1.20 - company press release from April 19, 2011	Management lowered FY13 EPS guidance twice, ultimately to $0.65 - $0.80
Management said that they had an “excellent track record of creating shareholder value.” -- Company presentation filed during 2011 proxy contest	During the past 10 years, the company’s equity value has declined by $5.6 B or 37% and its enterprise value by $7.9 B or 55%
Management claimed to have a long-term incentive plan with stock and options that “vest over time and thus reward sustained performance by executive officers and discourage unnecessary risk.” - proxy statement filed with SEC in 2011
Three executives including CEO Howard Solomon enjoyed an accelerated vesting schedule for stock and options
“…therapeutic diversification creates tremendous synergy, as most of these products are to be marketed by our primary care sales forces to a common group of primary care physicians…” -- DEFA14A 8/1/11	Operating margins have been deteriorating as the direct result of climbing SG&A spending associated with the company’s entrance into multiple unrelated therapeutic areas
Forest has a longstanding track record of delivering … superior value for shareholders, including share appreciation that has exceeded the S&P 500 and the AMEX Pharmaceutical Index - SEC filing July 29th, 2011
The stock has underperformed most relevant indices over 1, 3, 5, and 10 years
Source: Company documents, press releases, presentations

Icahn Nominee Plan For Meaningful
Change at Forest Labs

Icahn Recommendations
How to Get the Forest Growing Again
• Independently evaluate current business development strategy, which we believe is unfocused
• Develop a clear strategy focused on creating shareholder value
• Assess potential divestiture of non-core assets
• Evaluate ways to reduce SG&A spending
• Evaluate development programs for potential rationalization
• Identify ways to improve revenue growth with modernized sales &
 marketing effort
• Increase efficiency & effectiveness of capital allocation decisions
• Improve corporate governance
• Review current management team as well as culture and implement any necessary changes

Independently Evaluate and Potentially
Change Current Business Development
Strategy
• We believe the “Opportunistic” approach by the company has caused it to lose its focus and has resulted in an inefficient cost structure
• Engage an independent consultant to evaluate the company’s business strategy and its long-term potential
• Identify specific therapeutic areas that meet pre-determined criteria
• If a new strategy is focused on specific therapeutic areas then divest non-core assets and programs
• Focus on a strategy that will better leverage its existing infrastructure
• Only enter into product licensing deals and acquisitions that strictly adhere to specific return on investment criteria

Focus on Specific Therapeutic Categories
Likely to Provide The Best Returns
Source: company documents; analyst projections; capital at risk = upfront cash payments as part of licensing deals and cash acquisitions of companies or product rights

SG&A Efficiencies Could Increase EBITDA
By Almost $500 MM
 • Greater focus within a few key
 therapeutic categories should
 allow for greater cost synergies
 • Potential G&A cuts including
 procurement efficiencies, head
 count reductions and
 consolidation of existing
 properties
 • Increase efficiency of sales and
 marketing effort through
 restructuring, retraining and
 outsourcing where prudent
Source: Company documents; analyst estimates
Notes: SG&A consists of general & administrative (G&A) and sales & marketing (S&M) costs; Assumes FY12 G&A costs of $350 MM growing at 3% (long-term inflation rate); S&M costs vary by year depending on new product launches -- associated promotional spending ($400 - 500 MM per year) and need for reps (3,600 - 3,800) and promotional & rep costs for previously launched drugs
Consensus estimates
Post-cost cuts

Evaluate Current Pipeline for Potential
Development Program Rationalization
• Identify existing projects that do not fit within the new
 business development strategy or do not achieve pre-
 determined return on investment (IRR) criteria
• Reduce R&D spending
 – Terminate poorly performing R&D programs
 – Evaluate projects for out-licensing
• Consider re-investing R&D expense savings into:
 – newly licensed drugs under new business development strategy
 – existing programs for which additional resources can be
 justified based on strict IRR criteria

Evaluate Capital Allocation Decisions and
Optimize Balance Sheet
• Potentially increase company leverage while
 maintaining strong Net Debt/EBITDA and
 EBITDA/Interest Expense ratios
• Evaluate the best potential uses for excess cash on
 the balance sheet that are most likely to enhance
 shareholder value

Corporate Governance Changes
• Replace four current Board members with Icahn Nominees who we believe will continually hold management accountable
• Split CEO and Chairman roles
• Appoint new Chairs to Compensation and Compliance
 Committees
• Replace the current Presiding “Independent” Director with an independent Chairman
• Expand consultations with leading corporate governance experts and assess need for any appropriate reforms
• Monitor CEO succession plan and confirm that viable external candidates are appropriately included

Four Directors That We Believe Have
Trouble “Seeing the FOREST For the Trees”
Source: Company documents
51
• Potential lack of independence due to length of Board tenure
• Need for fresh perspective after 35 years on the Board
• Lack of any biopharma experience outside of Forest
• Oversaw flawed compensation policy as Chair of Compensation Committee
• No other recent public Board experience
• Potential lack of independence due to length of tenure
• Lack of recent relevant operational experience
• No other recent public Board experience
• Lacks independence due to long tenure at Forest and continued compensation as consultant
• One of three former or current Forest executives on Board; Direct report to Solomon
• Need for fresh perspectives from outside of Forest; Employed by Forest for 15 years
• Presided over implementation of, in our belief, inadequate and flawed business strategy
• Potential lack of independence due to long tenure at Forest and direct report to Solomon
• One of three former or current Forest executives on Board
• Need for fresh perspectives from outside of Forest; Employed by Forest for 26 years
• Presided over implementation of, in our belief, inadequate and flawed business strategy
• No other recent public Board experience
98 Years

Icahn Nominees Are Highly Qualified
to Help Produce Positive Change

We Believe the Collective Experience of Icahn
Slate Will Help Create Shareholder Value
• A history of helping create shareholder value & stock price appreciation
• Value-enhancing capital allocation & efficient use of balance sheet
• Successful turnarounds of underperforming business operations
• Implemented sales force modernization policies
• Cost structure optimization and right-sizing of organizations
• Public Boards of other biopharmaceutical companies
• Highly efficient clinical development of new drugs with “first-pass” FDA regulatory approval
• Multiple successful product launches
• Product licensing focused on creating shareholder value
• Integration of acquisitions and sale of existing businesses
• Effective management of payer relationships and global alliances

We Believe the Icahn Slate Will Improve Oversight
and Bring a Fresh & Independent Perspective
Nominee	Background and Experience
Eric J. Ende, MD
✓As biopharmaceutical analyst for 11 years, he analyzed hundreds of companies with respect to financial statements, cost structure, drug markets, acquisitions & divestitures, clinical data, competitive landscape & product licensing
✓As Director of Genzyme on Audit & Risk Management Committees, he worked constructively with existing Board to objectively analyze potential acquisitions, licensing opportunities, divestitures, cost reductions, capital allocation decisions and key business risks while holding the Board and management accountable
✓MD and MBA degrees enhances understanding of the physician decision-making process from a business perspective, which is highly relevant to commercialization efforts

Andrew J. Fromkin
✓Most recently, as former CEO of Clinical Data, Inc. (acquired by Forest in 2011 for $1.2 B), he gained significant operational experience having managed CLDA’s successful strategic turnaround, highly efficient drug development, first-pass FDA drug approval, product licensing, company acquisitions and divestitures and public Board experience. Significant role in getting FDA approval of
Viibryd, one of Forest’s most promising products.
✓Having held CEO /President , Corporate Development , COO and other key senior management across healthcare sectors, brings vital, strategic understanding of payer reimbursement, PBM and pharmacy positioning strategies, data strategies for comparative effectiveness, disease and utilization management, provider prescribing requirements and other areas that are necessary for prescription drug adoption and reimbursement.

Pierre LeGault
✓As President & CEO of Prosidion and CFO of OSI Pharma, he gained valuable experience redefining company strategy, processes, developing drugs, identifying cost savings in addition to divesting and selling both drugs and entire companies
✓As Worldwide President of a major division of Sanofi-Aventis, CFO and deputy CEO of several Aventis divisions, CAO of Rite-Aid, Sr.
EVP of PJC, and US President of Eckerd, he successfully managed strategic turnarounds, global integrations, product launches, product in-licensings, global alliances, major cost saving efforts, large sales force & marketing groups, FDA product approvals, corporate development strategies and service on public/private Boards

Dan Ninivaggi
✓As President of Icahn Enterprises and a variety of executive positions at Lear, he gained valuable experience managing strategic turnarounds and cutting costs in dynamic business environments.
✓As a director of Icahn Enterprises, CIT Group, Federal-Mogul Corp., XO Holdings, CVR Energy and Motorola Mobility Holdings, he
gained valuable experience holding managements accountable and overseeing needed corporate change
✓As a lawyer at both a large law firm and in a $17 billion company, he has extensive experience and expertise in corporate governance

We Believe Eric Ende’s Highly Relevant
Experience Will Help Resolve Forest’s Issues
Our Issues with Forest Labs	Our Potential Solutions	Relevant Experience
Long-tenured Directors that lacked independence	Replace long tenured Directors and work constructively with remaining Board
✓Genzyme Board contained many long
tenured directors
✓Worked constructively, objectively and
independently to gain trust of existing Board
✓Helped re-focus Board on fiduciary
responsibility to all shareholders

Margin pressure due to corporate inefficiency and a lack of operating leverage in business model	Evaluate company for areas of potential cost reductions	✓As Genzyme audit committee member, oversaw $350 MM of cost reductions and 1,000 person RIF
Company lacks therapeutic focus	Evaluate each therapeutic area for potential divestiture	✓At Genzyme, evaluated each business unit for potential divestiture, eventually divesting 3 units with cash returned to shareholders
Business development strategy is not enhancing shareholder value	Evaluate current business development strategy for potential modification	✓As analyst for 11 years, evaluated many company’s strategic direction ✓As Genzyme Board member, re-focused strategy towards businesses with high CROIs
Poor risk management and compliance	Initiate proper execution of comprehensive risk management and compliance program	✓As risk oversight committee member, oversaw initiation and implementation of comprehensive risk management program

We Believe Drew Fromkin’s Highly Relevant
Experience Will Help Resolve Forest’s Issues
Our Issues with Forest Labs	Our Potential Solutions	Relevant Experience
Business development strategy is not enhancing shareholder value	Evaluate current business development strategy for potential modification
✓Identified and executed valuable transactions that
enhanced CLDA’s strategic turnaround as CEO and President
of Clinical Data (NASDAQ - CLDA)
✓Responsible for leading numerous M&A, strategic
partnerships as VP, Business Development at Medco and
during his tenure as CEO, President and other senior roles
with healthcare companies.

Significant stock underperformance	Implement strategy focused on specific therapeutic areas allowing for greater shareholder value creation
✓Enacted impressive strategic turnaround at Clinical Data,
resulting in stock price rise of 10x during tenure as CEO
✓Company was acquired by Forest for $1.2 B and up to an
additional $6 per share in CVR’s

Forest’s operating performance is suboptimal	Drive company growth while maintaining strict cost controls
✓Transformed CLDA through organic and inorganic activity
while buying, selling, integrating geographically and sector diverse companies.
✓Operated companies with tight fiscal constraints;
understands and managed all aspects of corporate
operations and governance.

Poor commercial uptake of drugs in the market and choices of R&D, drug acquisition	Assess all potential uses of capital utilizing strict criteria to enhance shareholder value
✓Enacted aggressive in-licensing and acquisition program to
enhance shareholder value as CEO of Clinical Data
✓Strong strategic understanding of payer reimbursement,
PBM and pharmacy positioning strategies, data strategies for comparative effectiveness, disease and utilization
management, provider prescribing requirement.

We Believe Pierre Legault’s Highly Relevant
Experience Will Help Resolve Forest’s Issues
Our Issues with Forest Labs	Our Potential Solutions	Relevant Experience
Business development strategy is not enhancing shareholder value	Evaluate current business development strategy for potential modification
✓Set successful strategy and negotiated the sales
of companies Prosidion to Royalty Pharma &
AstraZeneca, OSI Pharma to Astellas and Eckerd to
Rite-Aid
✓Successfully turned around global division at
Sanofi-Aventis as Worldwide President

Margin pressure due to corporate inefficiency and a lack of operating leverage in business model	Evaluate company for areas of potential cost reductions
✓Consolidated US operations at OSI Pharma
resulting in significant cost savings
✓Produced meaningful cost savings and expense
reductions at Aventis
✓Identified substantial procurement savings at
Rite-Aid

Sales force productivity is underperforming its peers	Sales force modernization	✓Led e-business unit at Aventis with primary focus on sales force modernization (technology & business processes)
In-licensing and acquisition of drugs has not created value	Set and adhere to specific criteria for product in- licensing and acquisitions	✓Successfully in-licensed many products as Worldwide President of Sanofi division
Product launches have lagged expectations	Increase focus and modernize sales force effort	✓Successfully launched 4 new products as Worldwide President of major Sanofi division

We Believe Dan Ninivaggi’s Highly Relevant
Experience Will Help Resolve Forest’s Issues
Our Issues with Forest Labs	Our Potential Solutions	Relevant Experience
Long-tenured Directors that lacked independence	Replace long tenured Directors and work constructively with remaining Board
✓Worked with existing Boards of several
companies to help enact productive change,
including CIT Group, Inc., Federal−Mogul
Corporation, XO Holdings, CVR Energy, Inc., and
Motorola Mobility Holdings, Inc.

Corporate governance needs to be improved	Engage independent Corporate Governance experts to provide industry “best practices”	✓Was a partner with the law firm of Winston & Strawn LLP, specializing in corporate finance, mergers and acquisitions, and corporate governance
Business development strategy is not enhancing shareholder value	Evaluate current business development strategy for potential modification	✓Multiple operational roles in a variety of industries in which he helped enact strategic turnarounds
Margin pressure due to corporate inefficiency and a lack of operating leverage in business model; concerns over misuse of $3.2B of cash	Evaluate company for areas of potential cost reductions; monitor $3.2B of company cash to protect against misuse or inefficient use
✓In multiple operational roles at a variety of
companies and as a director of Motorola Mobility,
he enacted significant cost reductions focused on
operating improvements and G&A spending and
oversaw efficient capital allocation

Icahn’s Track Record of Board Representation in
Biopharma Shows Impressive Creation of Shareholder
Value
Note: All time periods are measured from the day that Icahn gained (or announced gaining) Board representation until the most recent date of update or when an acquisition price was revealed; This track record represents a sample and does not include all Icahn Board representation in biopharmaceuticals

8 Months
(6/16/10 - 2/16/11)

Icahn is Fully Aligned With Shareholders
Despite the Board and
executive officers having a
combined 197 years at the
company, they only own
1.95% of the company
versus Icahn’s 9.81%. Who
do you think is better
aligned with the best
interests of shareholders?
Source: Company documents; proxy statement
Note: Executive officers include Elaine Hochberg, Francis Perier, Marco Taglietti, Howard Solomon and David Solomon

We Believe Ende Agreement Fully Aligns
Performance With All Shareholders

Source: SEC filings; Howard Solomon and Lawrence Olanoff are not considered independent directors by the Company

Appendix A: Pipeline Strategy

New Pipeline Drug Sales vs. Guidance
Source: Company documents and SEC Filings

Average Drug Development Timelines
By Therapeutic Class
Source: Tufts Center for the Study of Drug development

Average Peak Sales by Therapeutic Class
Source: Tufts Center for the Study of Drug development

Average Time (years) Until Peak Sales
by Therapeutic Class
Source: Tufts Center for the Study of Drug development

Clinical Development Probabilities
Source: FDAReview.org; odds of product approval assuming entrance into each stage of development

Appendix B: Capital Deployment

Capital Put At-Risk By Year
Source: SEC filings
Notes: All products licensed FY04 - FY13; Capital At-Risk defined as up-front payments and acquisition of products or product rights

Number of Products Licensed By Year
Notes: All products licensed FY04 - FY13; SEC filing and company documents

Source: SEC filings
Notes: All products licensed FY04 - FY13 (includes Lexapro and Namenda, which were licensed 1998 and 2000, respectively); Capital
At-Risk defined as up-front payments and acquisition of products or product rights

Capital Put At-Risk By Product
Source: SEC filings
Notes: All products licensed FY04 - FY13 (includes Lexapro and Namenda, which were licensed 1998 and 2000, respectively); Capital
At-Risk defined as up-front payments and acquisition of products or product rights

Share Repurchases
Source: SEC filings

Appendix C: CEO Compensation
& Stock Sales

CEO Stock Sales
Shares Sold (& Price) By Year
Total Proceeds ($MM)
Source: SEC filings

CEO Compensation by Year
Source: SEC filings

Appendix D: Comparative
Companies

SG&A/Revenues
Specialty Pharmaceuticals
Large Pharmaceuticals
Source: SEC filings

R&D/Revenues
Specialty Pharmaceuticals
Large Pharmaceuticals
Source: SEC filings

Operating Margins
Specialty Pharmaceuticals
Large Pharmaceuticals
Source: SEC filings

Revenues/Sales Rep
Source: SEC filings

Cash as a Percent of Market Cap
Source: SEC filings